EXECUTION VERSION

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of October 25, 2010, by and between RICHARD A. HOROWITZ, an individual resident of Old Westbury, New York (“Subordinated Creditor”), and CAPITAL ONE LEVERAGE FINANCE CORPORATION, as Senior Agent (as hereinafter defined) for all Senior Lenders (as hereinafter defined) party to the Senior Loan Agreement (as hereinafter defined).

RECITALS:

A.           P&F Industries, Inc., a Delaware corporation (“P&F”), Florida Pneumatic Manufacturing Corporation, a Florida corporation (“Florida Pneumatic”), Hy-Tech Machine, Inc. a Delaware corporation (“Hy-Tech”), Nationwide Industries, Inc., a Florida corporation (“Nationwide” and, together with P&F, Florida Pneumatic and Hy-Tech, collectively, “Borrowers” and each, a “Borrower”), Continental Tool Group, Inc., a Delaware corporation (“Continental”), Countrywide Hardware, Inc., a Delaware corporation (“Countrywide”), Embassy Industries, Inc., a New York corporation (“Embassy”), Green Manufacturing, Inc., a Delaware corporation (“Green”), Pacific Stair Products, Inc., a Delaware corporation (“Pacific”), WILP Holdings, Inc., a Delaware corporation (“WILP”), and Woodmark International, L.P., a Delaware limited partnership (“Woodmark”, and together with Borrowers, Continental, Countrywide, Embassy, Green, Pacific and WILP, collectively, the “Obligors” and each, an “Obligor”), Senior Agent and the financial institutions party thereto as lenders from time to time (the “Senior Lenders”) have entered into a Loan and Security Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the “Senior Loan Agreement”) pursuant to which Senior Lenders have agreed, subject to the terms and conditions set forth therein, to make certain loans and financial accommodations to the Borrowers.

B.           The Obligors have issued a Secured Subordinated Promissory Note dated as of April 23, 2010 to the Subordinated Creditor in the principal amount of $250,000 (together with any replacements therefore or any portions thereof assigned or transferred, the “Subordinated Note”).  P&F has also entered into that certain Indemnification Agreement dated as of April 23, 2010 (the “Indemnification Agreement”) in favor of the Subordinated Creditor and Marc Schorr. The obligations of the Obligors to the Subordinated Creditor under the Subordinated Note, the Indemnification Agreement and all agreements and documents related thereto (collectively, the “Subordinated Debt Documents”) are secured by liens on and security interests in certain property and assets of the Obligors constituting Subordinated Debt Collateral (as hereinafter defined).

C.           Senior Agent and Senior Lenders require, as a condition precedent to the effectiveness of the Senior Loan Agreement, the execution and delivery of this Agreement by the Subordinated Creditor in order to set forth certain rights, obligations and priorities between (i) Senior Agent and Senior Lenders and (ii) the Subordinated Creditor.

NOW, THEREFORE, in order to induce Senior Agent and Senior Lenders to consummate the transactions contemplated by the Senior Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

SECTION 1.      DEFINITIONS.  All capitalized terms used herein but not defined herein shall have the meaning given to such terms in the Senior Loan Agreement.  The following terms shall have the following meanings in this Agreement:

Bankruptcy Code:  Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

Borrowers: as defined in the Recitals of this Agreement.

Cash Collateralization:  the delivery of cash to Senior Agent, as security for the payment of Senior Debt, in an amount equal to (a) with respect to letter of credit obligations, 105% of the aggregate undrawn or unreimbursed amount thereof, and (b) with respect to any hedge agreements, treasury management or inchoate, contingent or other Obligations, Senior Agent’s good faith estimate of the amount due or to become due, including all interest, fees and other amounts relating to such Obligations.

Collateral:  all of the assets and property of the Obligors, whether real, personal or mixed, to the extent constituting either Senior Debt Collateral or Subordinated Debt Collateral.

Disposition:  with respect to any Collateral, any sale, lease, exchange, transfer or other disposition of such Collateral.

Distribution: with respect to any indebtedness, obligation or security,  (a) any payment or distribution by any Person of cash, securities or other property, by set-off, compensation or otherwise, on account of such indebtedness, obligation or security, (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person or (c) the granting of any lien, security interest, charge or other encumbrance to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property of any Person.

Enforcement Action:  (a) to take from or for the account of any Obligor or any guarantor of the Subordinated Debt, by set-off, compensation or in any other manner, the whole or any part of any moneys that may now or hereafter be owing by any Obligor or any such guarantor with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Obligor or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause any Obligor or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document, (e) to notify account debtors or directly collect accounts receivable or other payment rights of any Obligor or any such guarantor or (f) to foreclose, execute or levy on, collect on, take possession of or control of, or sell or otherwise realize upon (judicially or non-judicially) or to lease, license or otherwise dispose of (whether publicly or privately), any Collateral or otherwise to exercise or enforce remedial rights with respect to Collateral under the Subordinated Debt Documents or any other applicable agreement, document or instrument pertaining thereto (including, without limitation, by way of setoff or noticing of any public or private sale or other disposition) or  pursuant to the UCC or other applicable law.

Indemnity Agreement:  that certain Indemnity Agreement dated as of April 23, 2010 by and among P&F, Marc Schorr and Subordinated Creditor, as in effect on the date hereof.

Paid in Full:  with respect to Senior Debt, (a) the full cash payment thereof, including all principal, interest and fees with respect thereto and any interest, fees and other charges accruing during a Proceeding (whether or not allowed in the Proceeding), including any roll up of Senior Debt, or any Senior Debt arising, in any debtor in possession financing during any Proceeding; (b) if such Senior Debt consists of obligations arising under letters of credit, hedge agreements, treasury or cash management agreements or arrangements or other obligations otherwise inchoate or contingent in nature, the Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Senior Agent in its discretion, in the amount of 105% of such obligations) and (c) all commitments to make loans, issue letters of credit or make other credit extensions under the Senior Loan Documents shall have expired or been terminated.

Proceeding:

(a)           any case commenced by or against any Obligor under the Bankruptcy Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Obligor, any receivership or assignment for the benefit of creditors relating to any Obligor or any similar case or proceeding relative to any Obligor or its creditors, as such, in each case whether or not voluntary;

(b)           any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)           any other proceeding of any type or nature in which substantially all claims of creditors of any Obligor are determined and any payment or distribution is or may be made on account of such claims.

Refinancing Senior Debt Documents:  any financing documentation which replaces the Senior Loan Documents and pursuant to which the Senior Debt under the Senior Loan Documents is refinanced (including upon or after the commencement of a Proceeding), as such financing documentation may be amended, supplemented or otherwise modified from time to time in compliance with this Agreement.

Scheduled Subordinated Debt Payments: scheduled payments of interest on the Subordinated Debt due and payable on the date scheduled for such payment on a non-accelerated basis in accordance with the terms of the Subordinated Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement.

Senior Agent:  Capital One Leverage Finance Corporation, as Senior Agent for the Senior Lenders and the other Secured Parties, or any other Person appointed by the holders of the Senior Debt as Senior Agent or solidary creditor for purposes of the Senior Debt Documents and this Agreement.

Senior Debt:  all obligations, liabilities and indebtedness of every nature of the Obligors from time to time owed to Senior Agent or any Senior Lender under the Senior Debt Documents, including, without limitation, all Obligations (as defined in the Senior Loan Agreement) including all obligations in respect of Hedging Agreements (as defined in the Senior Loan Agreement) and all Bank Product Debt (as defined in the Senior Loan Agreement) and the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding (including under the Bankruptcy Code) together with (a) any increases, amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and any refinancing or replacement thereof and (b) any interest, fees and expenses accruing thereon after the commencement of a Proceeding, without regard to whether such interest, fees or expenses are an allowed claim.  Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Debt Documents is outstanding.

Senior Debt Collateral:  any and all property, security or other interest, tangible or intangible, purporting to secure any of the Senior Debt.

Senior Debt Documents:  the Senior Loan Documents and, after any refinancing of the Senior Debt under the Senior Loan Documents, the Refinancing Senior Debt Documents.

Senior Default:  any “Event of Default” under the Senior Loan Documents, or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default if that condition or event were not cured or waived within any applicable grace or cure period set forth therein.

Senior Lenders:  the holders of the Senior Debt.

Senior Lien: a Lien on Senior Debt Collateral granted by any Senior Debt Document to, or held by, the Senior Agent or any Senior Lender, at any time, upon any Senior Debt Collateral of any Obligor to secure the Senior Debt.

Senior Loan Agreement:  as defined in the Recitals of this Agreement.

Senior Loan Documents: the Senior Loan Agreement, the Senior Security Documents and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time (including upon or after the commencement of a Proceeding).

Senior Security Documents:  the Mortgages, all other Security Documents and any other security agreements, pledge agreements, deeds of trust, mortgages, control agreements or other agreements providing liens or security interests in favor of the Senior Agent in the property described therein in order to secure the obligations of the Borrowers or any of their Subsidiaries of Affiliates with respect to any of the Senior Debt.

Subordinated Creditor:  as defined in the first paragraph of this Agreement.

Subordinated Debt:  all of the obligations of the Obligors or any other Person to Subordinated Creditor evidenced by, related or incurred pursuant to or under the Subordinated Debt Documents.

Subordinated Debt Collateral:  any and all property, security or other interest, tangible or intangible, purporting to secure any of the Subordinated Debt.

Subordinated Debt Documents:  as defined in the Recitals to this Agreement.

Subordinated Debt Default:  a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting Subordinated Creditor to accelerate the payment of all or any portion of the Subordinated Debt.

Subordinated Debt Default Notice:  a written notice from Subordinated Creditor to Senior Agent pursuant to which Senior Agent is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt Default.

Subordinated Lien:  a Lien on Subordinated Debt Collateral granted by any Subordinated Debt Document to, or acquired or held by, the Subordinated Creditor, at any time, upon any Subordinated Debt Collateral that is also Senior Debt Collateral of any Obligor to secure the Subordinated Debt.

SECTION 2.            SUBORDINATION.

2.1.      Subordination of Subordinated Debt to Senior Debt.

(a)           The Subordinated Creditor hereby covenants and agrees that, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, the payment of any or all of the Subordinated Debt shall be subordinate and subject in claim and right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible Payment in Full in cash of all Senior Debt.  Each holder of Senior Debt, whether such Senior Debt is now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

(b)           Notwithstanding (i) anything to the contrary contained in the Subordinated Debt Documents, (ii) the time of incurrence of any Senior Debt or Subordinated Debt, (iii) the order or method of attachment or perfection of any Liens securing any Senior Debt or Subordinated Debt, (iv) the time or order of filing or recording of, or the failure to file or record, financing statements, mortgages or other documents required to perfect any Lien upon any Collateral, (v) the time of taking possession or control over any Collateral, (vi) that any Senior Lien with respect to Collateral may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien, or (vii) the rules for determining priority under any law governing relative priorities of Liens: as between or among the Senior Agent and the Senior Lenders, on one hand, and the Subordinated Creditor on the other hand, any and all Senior Liens on Collateral, whether such Liens are now or hereafter held by or on behalf of the Senior Agent or any Senior Lender or any trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, will be senior in all respects and prior to any Subordinated Lien on Collateral securing any Subordinated Debt, whether such Liens are now or hereafter held by the Subordinated Creditor or the Senior Agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise.

(c)           So long as the Senior Debt has not been Paid in Full, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, the Subordinated Creditor hereto agrees that after the date hereof: (i) the Subordinated Creditor shall not acquire, accept or hold any Lien on any property of any Obligor, or any of its Subsidiaries or Affiliates securing any Subordinated Debt which property is not also subject to the Lien of  the Senior Agent for the benefit of the Senior Lenders and (ii) the Subordinated Creditor shall not permit any Obligor to grant any Lien on any of its property, or permit any of its Subsidiaries or Affiliates to grant a Lien on any of its property, to secure Subordinated Debt unless it, or such Subsidiary or Affiliate, has granted (or offered to grant with a reasonable opportunity for such Lien to be accepted) a corresponding Lien on such property in favor of the Senior Lenders; provided, however, notwithstanding clauses (i) and (ii) above, the refusal of the Senior Lenders to accept a Lien on any property of any Obligor or any of its Subsidiaries or Affiliates shall not prohibit the taking of a Lien on such property by the Subordinated Creditor.

(d)           Subordinated Creditor agrees that Subordinated Creditor shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Proceeding), the existence, perfection, priority, validity or enforceability of a Lien held by or on behalf of the Senior Agent or the Senior Lenders in all or any part of the Collateral, or the provisions of this Agreement, or take, or consent to or acquiesce in, the taking of, any action to set aside, challenge or otherwise dispute the existence or priority of any Senior Debt or the creation, attachment, perfection, enforceability, priority or continuation of any lien or security interest of the Senior Agent or the Senior Lenders in or on any assets of any Obligor constituting Collateral.

2.2.       Subordinated Debt Payment Restrictions.

(a)           Except for Permitted Distributions as set forth below and as permitted under the Senior Loan Agreement, the Subordinated Creditor hereby agrees that the Subordinated Creditor will not accept or request or demand any Distribution with respect to the Subordinated Debt until the Senior Debt is Paid in Full.  Notwithstanding anything contained herein to the contrary, the Subordinated Creditor may receive (i) Scheduled Subordinated Debt Payments consisting of interest in an amount not to exceed eight percent (8%) per annum on the unpaid principal balance of the Subordinated Debt, (ii) payment or reimbursement of attorneys fees and expenses, if any, required under  the Indemnification Agreement not exceeding $50,000 in any Fiscal Year, and (iii) the RAH Closing Date Payment, in each case of these clauses (i)-(iii), so long as no Senior Default shall have occurred and be continuing at the time of making any such payment (each a “Permitted Distribution”).

(b)           Notwithstanding any provision of this Section 2.2 to the contrary, the failure of any Obligor to make any Distribution with respect to the Subordinated Debt by reason of the operation of this Section 2.2 shall not be construed as preventing the occurrence of a Subordinated Debt Default under the applicable Subordinated Debt Documents.

(c)           If any Distribution on account of the Subordinated Debt not permitted to be made by any Obligor or accepted by Subordinated Creditor under this Agreement is made and received by Subordinated Creditor, such Distribution shall not be commingled with any of the assets of Subordinated Creditor, shall be held in trust by Subordinated Creditor for the benefit of Senior Agent and Senior Lenders and shall be promptly paid over to Senior Agent for application (in accordance with the Senior Debt Documents) to the Senior Debt, until all of the Senior Debt is Paid in Full.

2.3.       Subordinated Debt Standstill Provisions.

(a)          Until the Senior Debt is Paid in Full, Subordinated Creditor will not

(i)           take any Enforcement Action with respect to the Subordinated Debt; or

(ii)          contest, protest or object to any foreclosure proceeding or action brought by the Senior Agent or Senior Lender with respect to any Collateral or any other exercise by the Senior Agent or any Senior Lender of any rights and remedies relating to any Collateral, whether under the Senior Loan Documents or otherwise; or

(iii)         object to or exercise any rights that may arise under applicable law as a result of (which rights are hereby waived) the forbearance by the Senior Agent or any Senior Lender from bringing or pursuing any Enforcement Action.

(b)          Until the Senior Debt is Paid in Full, whether or not any Proceeding has been commenced by or against any Obligor, the Senior Agent and the Senior Lenders will have the exclusive right to take Enforcement Action and, in connection therewith, make determinations regarding the release, Disposition (including, without limitation, voluntary Dispositions of Collateral by the respective Obligors before or after a Default), or restrictions with respect to Collateral without any consultation with or the consent of the Subordinated Creditor and may exercise rights and remedies with respect to Collateral and enforce the provisions of the Senior Loan Documents, all in such order and in such manner as they may determine in the exercise of their sole discretion.

(c)          Notwithstanding the foregoing, the Subordinated Creditor may:

(i)           file a claim or statement of interest with respect to any Subordinated Debt; provided that a Proceeding has been commenced by or against any Obligor;

(ii)          take any action (not adverse to the priority status of the Senior Liens, or the rights of the Senior Agent or the Senior Lenders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Subordinated Liens;

(iii)         file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Creditor, in accordance with the terms of this Agreement; and

(iv)         vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Subordinated Debt and the Subordinated Liens.

(d)          Any Distributions or proceeds of any Enforcement Action obtained by Subordinated Creditor in violation of this Agreement shall in any event be held in trust by the Subordinated Creditor for the benefit of Senior Agent and Senior Lenders and promptly paid or delivered to Senior Agent for the benefit of Senior Lenders in the form received until all Senior Debt is Paid in Full.

2.4.       Sale, Transfer or other Disposition of Subordinated Debt.

(a)           Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document (or permit any refinancing thereof) unless such assignee, successor or transferee is reasonably satisfactory to Agent and executes and delivers to Senior Agent an agreement pursuant to which such assignee, successor or transferee, as applicable, will become a party hereto as fully as if such person were a signatory hereto and providing for the effectiveness of this Agreement to such assignee, successor or transferee, as applicable.

(b)           Notwithstanding the foregoing, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of, or any refinancing of, all or any portion of the Subordinated Debt in violation of the foregoing prohibition, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor, as provided in Section 7.5.

2.5.       Legends.  Until the termination of this Agreement in accordance with Section 7.12, Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of any Subordinated Debt Document, as well as any renewals or replacements thereof, the following legend:

“THIS INSTRUMENT IS SUBJECT TO THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF OCTOBER 25, 2010, BETWEEN RICHARD A. HOROWITZ, AS THE SUBORDINATED CREDITOR, AND CAPITAL ONE LEVERAGE FINANCE CORPORATION, AS SENIOR AGENT FOR ALL SENIOR LENDERS.”

2.6.       Notice of Default.  Subordinated Creditor hereby agrees to deliver a Subordinated Debt Default Notice to Senior Agent promptly following the occurrence of any Subordinated Debt Default.

2.7.       Releases.

(a)          If in connection with:

(i)           the exercise of the Senior Agent’s remedies in respect of any of the Collateral securing the Senior Debt, including any sale, lease, exchange, transfer or other disposition of such Collateral; or

(ii)          any sale, lease, exchange, transfer or other disposition of Collateral securing the Senior Debt permitted under the terms of the Senior Loan Documents or permitted pursuant to a waiver or consent by the Senior Lenders of a transaction otherwise prohibited by the Senior Loan Documents (whether or not an Event of Default under, and as defined in the Senior Loan Documents, has occurred and is continuing);

the Senior Agent releases any of its Liens on any part of the Collateral securing the Senior Debt (or any Guarantor from its obligations under its guaranty of any or all of the Senior Debt), the Liens of the Subordinated Creditor, on such Collateral (and the obligations of such Guarantor under its guaranty of any or all of the Subordinated Debt) shall be automatically, unconditionally and simultaneously released and the Subordinated Creditor, promptly shall execute and deliver to the Senior Agent or to the Obligors, at the Obligors’ cost and expense, such termination statements, releases and other documents as the Senior Agent or any Obligor may reasonably request to effectively confirm such release.

(b)         The Subordinated Creditor, hereby irrevocably constitutes and appoints the Senior Agent and any officer or agent of the Senior Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Subordinated Creditor or such holder from time to time in the Senior Agent’s discretion, for the purpose of carrying out the terms of this Section 2.7, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 2.7, including, without limitation, any financing statements, endorsements or other instruments or transfer or release.

SECTION 3.             BANKRUPTCY PROCEEDINGS.

3.1.       Payment, Etc..  In the event that any Proceeding involving any Obligor has been commenced and is continuing:

(a)           All Senior Debt shall first be Paid in Full before any Distribution shall be made to Subordinated Creditor on account of any Subordinated Debt.

(b)           Any Distribution, whether in cash, securities or other property that would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Senior Agent (to be held and/or applied by Senior Agent in accordance with the terms of the Senior Debt Documents) until all Senior Debt is Paid in Full.  Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, interim receiver, receiver and manager, trustee, monitor, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Senior Agent.  Subordinated Creditor also irrevocably authorizes and empowers Senior Agent, in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

(c)           Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Senior Agent in connection with any Proceeding and hereby irrevocably authorizes, empowers and appoints Senior Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Creditor promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of Subordinated Creditor to do so prior to 15 days before the expiration of the time to vote any such claim; provided that Senior Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim.  In the event that Senior Agent votes any claim in accordance with the authority granted hereby, Subordinated Creditor shall not be entitled to change or withdraw such vote.

3.2.       DIP Financing Issues.  If any Obligor becomes subject to any Proceeding and the Senior Agent agrees to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) consisting of proceeds of the Collateral or to permit any Obligor to obtain financing, whether from the Senior Agent, the holders of the Senior Debt or any other Person, under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law that is secured by Liens that are senior to or on a parity with all Senior Liens on any or all of the Collateral (the “DIP Financing”), then Subordinated Creditor:

(a)           will not contest or otherwise object to such use of Cash Collateral or such DIP Financing on any basis available to or capable of being asserted by the Subordinated Creditor (including, without limitation, any objection alleging any Obligor’s failure or inability to provide “adequate protection” for any Lien of the Subordinated Creditor on the Collateral).  The foregoing shall not prevent the Subordinated Creditor from exercising their rights to vote for or against a plan of reorganization;

(b)           will agree (and is hereby deemed to consent) to the subordination of all Liens held by the Subordinated Creditor to the Liens on the Collateral securing such DIP Financing; and

(c)           will not request adequate protection or any other relief in connection with such DIP Financing or use of Cash Collateral.

3.3.       Relief from the Automatic Stay.  Until the Senior Debt is Paid in Full, the Subordinated Creditor will agree not to seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Proceeding with respect to the Collateral without the prior written consent of the Senior Agent, unless the Senior Agent has already filed a motion (which remains pending) for relief from the automatic stay (or other applicable stay) with respect to its interest in the Collateral.

3.4.       Adequate Protection.

(a)          Until the Senior Debt is Paid in Full, the Subordinated Creditor hereby agrees not to contest (or support any other Person contesting):

(i)           any request by the Senior Agent for adequate protection with respect to the Collateral; or

(ii)          any objection by the Senior Agent to any motion, relief, action or proceeding, which objection is based on a claim by the Senior Agent asserting a lack of adequate protection with respect to the Collateral.

(b)          In any Proceeding prior to the Senior Debt being Paid in Full, if the Senior Agent is granted adequate protection with respect to the Collateral in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, the Subordinated Creditor, may seek or request adequate protection with respect to its interests in the Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the Senior Debt on the same basis as the other Liens of the Subordinated Creditor on Collateral.

3.5.       Sale Issues.  Until the Senior Debt is Paid in Full, the Subordinated Creditor agrees that the Subordinated Creditor will not object to or oppose, and hereby consents to, a Disposition of any Collateral (or any portion thereof) free and clear of Liens or other claims under Section 363 or any other provision of the Bankruptcy Code if the Senior Agent has consented to such Disposition of such assets or if such Disposition is permitted under the terms of the Senior Debt Documents or permitted pursuant to a wavier or consent by the Senior Lenders of a transaction otherwise prohibited by the Senior Debt Documents (whether or not an Event of Default under, and as defined in, the Senior Debt Documents has occurred and is continuing).

3.6.       Avoidance Issues.  If the Senior Agent or any Senior Lender is required in any Proceeding or otherwise to turn over or otherwise pay to the estate of any Obligor any amount paid in respect of the Senior Debt owing to such Person (a “Recovery”), then such Senior Agent or Senior Lender will be entitled to a reinstatement of the relevant Senior Debt with respect to all such recovered amounts.  If this Agreement shall have been terminated prior to such Recovery, this Agreement will be reinstated in full force and effect, and the prior termination will not diminish, release, discharge, impair or otherwise affect the obligations of the Subordinated Creditor under this Agreement from and after the date of reinstatement.

3.7.       Reorganization Securities.  If, in any Proceeding, debt obligations of any Obligor, as reorganized debtor, secured by Liens upon any property of such reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of any Senior Debt or Subordinated Debt, then, to the extent the debt obligations distributed on account of the Senior Debt and the Subordinated Debt are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of proceeds thereof.

3.8.       Post-Petition Interest.  The Subordinated Creditor will not oppose or seek to challenge any claim by the Senior Agent for allowance in any Proceeding of Senior Debt consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing the obligations owing to such claimant.

3.9.       Waiver - 1111(b)(2) Issues.  The Subordinated Creditor waives any objection or claim the Subordinated Creditor may hereafter have against the Senior Agent or the Senior Lenders arising out of the election of the Senior Agent or the Senior Lenders of the application of Section 1111(b)(2) of the Bankruptcy Code to any claims of the Person making such election, and will agree that in the case of any such election the Subordinated Creditor will have no claim or right to payment with respect to the Collateral in or from such Proceeding.  Any reorganization securities issued with respect to such election will be allocated solely to the holders of Senior Debt.

SECTION 4.            MODIFICATIONS TO SENIOR LOAN DOCUMENTS AND SUBORDINATED DEBT DOCUMENTS.

4.1.       Modifications to Senior Debt Documents.  Except as otherwise required under the Senior Debt Documents, Senior Lenders may at any time and from time to time without the consent of or notice to Subordinated Creditor, without incurring liability to Subordinated Creditor and without impairing or releasing the obligations of Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter, amend or modify any of the terms of the Senior Debt, or amend in any manner any agreement, note, guarantee or other instrument evidencing or securing or otherwise relating to the Senior Debt.

4.2.       Modifications to Subordinated Debt Documents.  Until the Senior Debt has been Paid in Full, Subordinated Creditor shall not (a) agree to any amendment, modification or supplement to the Subordinated Debt Documents that adversely affects any Senior Lender without the prior written consent of Senior Agent, (b) agree to any other amendment, modification or supplement to the Subordinated Debt Documents without providing five days’ prior written notice to the Senior Agent or (c) waiver, release, forgive or convert to equity or otherwise relinquish any Subordinated Debt, or terminate, release, let expire, waiver or modify the Subordinated Liens or the Subordinated Debt Collateral.

SECTION 5.            WAIVER OF CERTAIN RIGHTS BY SUBORDINATED CREDITOR.

5.1.       Marshaling.  Subordinated Creditor hereby waives any rights the Subordinated Creditor may have under applicable law to assert the doctrine of marshaling or to otherwise require Senior Agent or Senior Lenders to marshal any property of any Obligor or any guarantor of the Senior Debt for the benefit of Subordinated Creditor.

5.2.       Rights Relating to Senior Agent’s Actions with respect to the Collateral.  Subordinated Creditor hereby waives, to the extent permitted by applicable law, any rights that the Subordinated Creditor may have to enjoin or otherwise obtain a judicial or administrative order preventing Senior Agent or Senior Lenders from taking, or refraining from taking, any action with respect to all or any part of the Collateral.  Without limitation of the foregoing, Subordinated Creditor hereby agrees (a) that the Subordinated Creditor has no right to direct or object to the manner in which Senior Agent and Senior Lenders apply the proceeds of the Collateral resulting from the exercise by Senior Agent and Senior Lenders of rights and remedies under the Senior Debt Documents to the Senior Debt and (b) that Senior Agent has not assumed any obligation to act as the Senior Agent for Subordinated Creditor with respect to the Collateral.

SECTION 6.           REPRESENTATIONS AND WARRANTIES OF SUBORDINATED CREDITOR.  Subordinated Creditor hereby represents and warrants to Senior Agent and Senior Lenders that as of the date hereof:  (a) Subordinated Creditor is a natural person; (b) Subordinated Creditor has the capacity, power and authority to enter into, execute, deliver and carry out the terms of this Agreement; (c) the execution of this Agreement by Subordinated Creditor will not violate or conflict with any material agreement binding upon Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; and (e) Subordinated Creditor is the sole holder and owner, beneficially and of record, of the Subordinated Debt Documents (except to the extent of Marc Schorr’s interest in certain Subordinated Debt Documents, as heretofore disclosed to Senior Agent) and the Subordinated Debt.

SECTION 7.            MISCELLANEOUS

7.1.       SUBROGATION.  After the Senior Debt is Paid in Full, Subordinated Creditor shall be subrogated to the rights of Senior Agent and Senior Lenders to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full in cash.  Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution received by Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by Subordinated Creditor in trust as property of the holders of the Senior Debt and Subordinated Creditor shall forthwith deliver the same to Senior Agent for the benefit of the Senior Lenders for application to the Senior Debt until the Senior Debt is Paid in Full.

7.2.       MODIFICATION.  Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Senior Agent and Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given.  Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

7.3.       FURTHER ASSURANCES.  Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

7.4.       NOTICES.  Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. New York City  time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by mail, four (4) business days after deposit in the mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to Subordinated Creditor:

Richard A. Horowitz
90 Wheatley Road
Old Westbury, New York  11568
Phone:   (631) 694-9800
Fax:  (631) 694-9804

If to Senior Agent or Senior Lenders:

Capital One Leverage Finance Corporation
265 Broadhollow Road
Melville, New York  11747
Attention: Michael S. Burns
Phone:  (631) 531-2775
Fax:  (631) 531-2765

with copies to:

McGuireWoods, LLP
1345 Avenue of the Americas
New York, New York  10105
Attention:  Jerry Saccone
Phone:  (212) 547-2126
Fax:  (212) 715-2305

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 9.

7.5.       SUCCESSORS AND ASSIGNS.  This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Senior Agent, Senior Lenders and the Subordinated Creditor.  To the extent permitted under the Senior Debt Documents, Senior Lenders may, from time to time, without notice to Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

7.6.       RELATIVE RIGHTS.  This Agreement shall define the relative rights of Senior Agent, Senior Lenders and Subordinated Creditor. Nothing in this Agreement shall (a) impair, as among the Obligors, Senior Agent and Senior Lenders and as among the Obligors and Subordinated Creditor, the obligation of the Obligors with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Senior Agent, Senior Lenders or Subordinated Creditor with respect to any other creditors of the Obligors.

7.7.       NO THIRD PARTY BENEFICIARIES.  This Agreement is solely for the benefit of Senior Agent, Senior Lenders, Subordinated Creditor and their respective successors and assigns, and no Obligor nor any other persons or entities (other than as expressly set forth herein) are intended to be third party beneficiaries hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement.  The Senior Agent, Senior Lenders and Subordinated Creditor shall have the right to modify or terminate this Agreement at any time without notice to, execution and delivery of any instrument by, any acknowledgement of, or other approval of any Obligor or any other person or entity.

7.8.       CONFLICT.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

7.9.       HEADINGS.  The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

7.10.     COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures delivered by PDF or fax or other similar electronic means shall be deemed originals.

7.11.     SEVERABILITY.  In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

7.12.     TERMINATION OF AGREEMENT.  This Agreement shall remain in full force and effect until the Senior Debt is Paid in Full after which this Agreement shall terminate without further action on the part of the parties hereto.

7.13.     APPLICABLE LAW.  This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of New York applicable therein and, without regard to conflicts of law principles.

7.14.     CONSENT TO JURISDICTION.  THE SUBORDINATED CREDITOR HEREBY CONSENTS AND AGREES THAT THE COURTS LOCATED IN NEW YORK SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT PROVIDED, THAT SUBORDINATED CREDITOR AND THE OBLIGORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE SENIOR AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO ENFORCE A JUDGMENT OR OTHER COURT ORDER RENDERED IN FAVOR OF SENIOR AGENT.  SUBORDINATED CREDITOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT FOR SUCH ENFORCEMENT REMEDIES, AND SUBORDINATED CREDITOR HEREBY WAIVES ANY OBJECTION THAT SUBORDINATED CREDITOR MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  SUBORDINATED CREDITOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 9 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR 3 BUSINESS DAYS AFTER DEPOSIT IN THE MAIL, PROPER POSTAGE PREPAID.

7.15.    WAIVER OF JURY TRIAL.  SUBORDINATED CREDITOR AND SENIOR AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS.  EACH OF SUBORDINATED CREDITOR AND SENIOR AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH OF SUBORDINATED CREDITOR AND SENIOR AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, Subordinated Creditor and Senior Agent have caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITOR:

/s/ Richard A. Horowitz
RICHARD A. HOROWITZ

SENIOR AGENT:

CAPITAL ONE LEVERAGE FINANCE CORPORATION, as Senior Agent

By:	/s/ Michael S. Burns
Name: Michael S. Burns
Title: Senior Vice President

ACKNOWLEDGED AND AGREED
AS OF THE DATE HEREOF BY:

OBLIGORS:

P&F INDUSTRIES, INC.

By:	/s/ Joseph A. Molino, Jr.
Name: Joseph A. Molino, Jr.
Title: Vice President

FLORIDA PNEUMATIC MANUFACTURING
CORPORATION

By:	/s/ Joseph A. Molino, Jr.
Name: Joseph A. Molino, Jr.
Title: Vice President

HY-TECH MACHINE, INC.

By:	/s/ Joseph A. Molino, Jr.
Name: Joseph A. Molino, Jr.
Title: Vice President

SUBORDINATION AND INTERCREDITOR AGREEMENT
(Richard A. Horowitz)
Signature Page

NATIONWIDE INDUSTRIES, INC.

By:	/s/ Joseph A. Molino, Jr.
Name: Joseph A. Molino, Jr.
Title: Vice President

CONTINENTAL TOOL GROUP, INC.

By:	/s/ Joseph A. Molino, Jr.
Name: Joseph A. Molino, Jr.
Title: Vice President

COUNTRYWIDE HARDWARE, INC.

By:	/s/ Joseph A. Molino, Jr.
Name: Joseph A. Molino, Jr.
Title: Vice President

EMBASSY INDUSTRIES, INC.

By:	/s/ Joseph A. Molino, Jr.
Name: Joseph A. Molino, Jr.
Title: Vice President

GREEN MANUFACTURING, INC.

By:	/s/ Joseph A. Molino, Jr.
Name: Joseph A. Molino, Jr.
Title: Vice President

PACIFIC STAIR PRODUCTS, INC.

By:	/s/ Joseph A. Molino, Jr.
Name: Joseph A. Molino, Jr.
Title: Vice President

SUBORDINATION AND INTERCREDITOR AGREEMENT
(Richard A. Horowitz)
Signature Page

WILP HOLDINGS, INC.

By:	/s/ Joseph A. Molino, Jr.
Name: Joseph A. Molino, Jr.
Title: Vice President

WOODMARK INTERNATIONAL, L.P.

By:	/s/ Joseph A. Molino, Jr.
Name: Joseph A. Molino, Jr.
Title: Vice President

SUBORDINATION AND INTERCREDITOR AGREEMENT
(Richard A. Horowitz)
Signature Page